SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported)           February 1, 2000
                                                 -------------------------------


                          Health Risk Management, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State of Other Jurisdiction of Incorporation)


        0-18902                                       41-1407407
(Commission File Number)                    (I.R.S. Employer Identification No.)


      10900 Hampshire Avenue S.
      Minneapolis, Minnesota                                    55438
(Address of Principal Executive Offices)                      (Zip Code)


                                 (612) 829-3500
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Information.

     On February 1, 1999, Health Risk Management, Inc. (the "Registrant"), through its subsidiary, HRM Health Plans (PA), Inc. ("HRMPA"), acquired from Hamilton Health Center, Inc. (the "Seller") all of the outstanding stock of Pennsylvania HealthMATE, Inc. ("HealthMATE") for nominal cash and the assumption of HealthMATE liabilities in excess of assets of approximately $2.5 million. The amount of the consideration was determined by negotiation between the Registrant and the Seller.

     HealthMATE is an Integrated Delivery System that serves the Medicaid population in central Pennsylvania. Since April 1988 it has operated a health plan serving in excess of 18,000 voluntarily enrolled Medicaid recipients under a contract with the Commonwealth of Pennsylvania held by PhilCare Health Systems, Inc., an HMO. The Registrant's acquisition included the assignment of such contract to HRMPA by PhilCare.

     A copy of the press release issued by the Registrant on February 4, 2000 relating to the acquisition has been filed as an exhibit to this Report and is incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to such exhibit.

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired:

                  Not required.

         (b)      Pro Forma Financial Information:

                  Not required.

         (c)      Exhibits:

                  See Exhibit Index on page following Signatures.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HEALTH RISK MANAGEMENT, INC.


Date:  February  11 , 2000                  By  /s/ Thomas P. Clark
                                                Thomas P. Clark
                                                Senior Vice President, Finance
                                                and Chief Financial Officer

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                  EXHIBIT INDEX

                                       to

                                    FORM 8-K


                          HEALTH RISK MANAGEMENT, INC.




Exhibit Number    Exhibit Description

        99        Press release dated February 4, 2000